Exhibit 10-s-1

Rockwell Collins, Inc.
Non-Employee Director Compensation Summary
Effective April 17, 2013

Initial Election to Board

•	Granted restricted stock units under our 2006 Long-Term Incentives Plan (the “Plan”) with a value equal to

◦	$100,000 plus

◦	$110,000 multiplied by a fraction where the numerator is the number of days until the next Annual Meeting of Shareowners and the denominator is 365.
Annual Retainer

•	$100,000 payable in equal quarterly installments at the beginning of each quarter.
Annual Equity Grant

•	At each Annual Meeting of Shareowners, granted restricted stock units under the Plan with a value of $110,000.
Annual Committee Chair Fees

•	Audit - $20,000

•	Compensation - $15,000

•	Nominating and Governance - $10,000

•	Technology - $10,000

•	All chair fees are payable in equal quarterly installments at the beginning of each quarter.
Annual Lead Independent Fee

•	$20,000, payable in equal quarterly installments at the beginning of each quarter.
Annual Audit Committee Fees

•	Each Audit Committee member, other than the Chair, receives $5,000, which is payable in equal quarterly installments at the beginning of each quarter.
Annual Deferral Opportunity

•	Prior to the start of each calendar year, a non-employee director may elect to defer all or a portion of his or her cash fees by electing to receive restricted stock units in lieu thereof.